                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-25949, No. 33-36852 and No. 333-00319 of Stevens International, Inc. on Form S-8 and Registration Statement No. 33-84246 of Stevens International, Inc. on Form S-3 of our report dated March 31, 1998, except for the first paragraph of Note C as to which the date is April 14, 1998, appearing in this Annual Report on Form 10-K of Stevens International, Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Fort Worth, Texas
April 15, 1998